EXHIBIT 10.25







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                    LETTER OF CREDIT REIMBURSEMENT AGREEMENT

                          Dated as of September 1, 2002

                                      among

                                   CAI, L.P.,
                              CONN FUNDING II, L.P.

                                       and

                                 SUNTRUST BANK,
                          as Letter of Credit Provider



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
                                TABLE OF CONTENTS

                                                                                       Page


ARTICLE I      DEFINITIONS................................................................1

     Section 1.1       Definitions........................................................1

ARTICLE II     ISSUANCE OF LC; REIMBURSEMENT OBLIGATION...................................1

     Section 2.1       Issuance of LC.....................................................1

     Section 2.2       Disbursements......................................................2

     Section 2.3       Reimbursement......................................................2

     Section 2.4       Facility Fee.......................................................3

     Section 2.5       No Liability of LC Provider........................................3

     Section 2.6       Surrender of LC....................................................4

     Section 2.7       Conditions Precedent to Issuance...................................4

     Section 2.8       Increased Capital Costs............................................5

     Section 2.9       Taxes..............................................................6

     Section 2.10      Obligation Absolute................................................7

     Section 2.11      Events of Default..................................................8

ARTICLE III    REPRESENTATIONS, WARRANTIES AND COVENANTS..................................9

     Section 3.1       Representations and Warranties of the Applicant....................9

     Section 3.2       Covenants of the Applicant........................................10

ARTICLE IV     MISCELLANEOUS.............................................................12

     Section 4.1       Payments..........................................................12

     Section 4.2       Expenses..........................................................12

     Section 4.3       Indemnity.........................................................12

     Section 4.4       Notices...........................................................13

     Section 4.5       Governing Law; Waiver of Jury Trial...............................13

     Section 4.6       Waivers...........................................................13

     Section 4.7       Severability......................................................14

     Section 4.8       Term..............................................................14

     Section 4.9       Successors and Assigns............................................14

     Section 4.10      Counterparts......................................................14

     Section 4.11      Further Assurances................................................14

     Section 4.12      Survival of Representations and Warranties........................14
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
                                TABLE OF CONTENTS
                                   (continued)
                                                                                       Page


     Section 4.13      Obligation........................................................14

     Section 4.14      Headings..........................................................15

     Section 4.15      No Bankruptcy Petition Against the Issuer.........................15
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                    LETTER OF CREDIT REIMBURSEMENT AGREEMENT

     THIS LETTER OF CREDIT  REIMBURSEMENT  AGREEMENT,  dated as of  September 1,
2002 (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into by and among CAI, L.P. ("CAILP"), a Texas limited partnership, CONN FUNDING II, L.P. (the "Issuer"), a Texas limited partnership and SUNTRUST BANK, a Georgia banking corporation (the "LC Provider").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, pursuant to the terms and conditions of the Base Indenture, dated as of September 1, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Base Indenture"), between the Issuer and Wells Fargo Bank Minnesota, National Association (the "Trustee"), CAILP and the Issuer are required to obtain a letter of credit to provide credit support for the Servicer's obligations to deposit Collections pursuant to Article 5 of the Base Indenture; and

     WHEREAS, CAILP and the Issuer (collectively, the "Applicant") desire to obtain, and, subject to and in accordance with the terms of this Agreement, the LC Provider has agreed to provide, an irrevocable letter of credit, in substantially the form of Exhibit A attached hereto (such letter of credit and any successor letter of credit as provided in such letter of credit, herein, the "LC"), to provide credit support for the Servicer's obligations to deposit
Collections pursuant to Article 5 of the Base Indenture;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Section 1.1 of the Base
Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Indenture.

                                   ARTICLE II

                                 ISSUANCE OF LC;
                            REIMBURSEMENT OBLIGATION

     Section 2.1 Issuance of LC. (a) The LC Provider hereby agrees, on the terms and subject to the conditions hereinafter set forth, to issue to the Trustee, for the benefit of the Lender, the LC in an initial amount equal to $10,000,000
(the "LC Commitment") for a term expiring on the earlier of (i) August 31, 2003, or (ii) the date on which there are no amounts outstanding under the Indenture
(the "LC Expiration Date").

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     (b) If a  successor  Trustee is  appointed  under the  Indenture,  promptly following  the  appointment  of such  successor  Trustee and upon  receipt of an
Instruction to Transfer  substantially  in the form of Annex B to the LC, the LC
Provider  shall  deliver  to  such  successor  Trustee,  in  exchange  for,  and contemporaneously  with  the  surrender  of,  the  outstanding  LC  held  by the predecessor  Trustee, a substitute letter of credit substantially in the form of
Exhibit A hereto, having terms identical to the then outstanding LC but in favor of such successor Trustee.

     (c) If the Applicant wishes to extend the LC Expiration Date for purposes of this Agreement and the LC, the Applicant shall give the LC Provider written notice to such effect not later than the date 90 days prior to the LC Expiration
Date as then in  effect.  If the  Applicant  shall  make  such  request,  the LC
Provider shall notify the Applicant and the Trustee in writing of its decision whether or not to so extend the LC Expiration Date, which decision shall be in its sole and absolute discretion, not later than 30 days after the notice from the Applicant referred to above, stating that the LC Provider has or has not agreed to extend such LC Expiration Date for an additional period as specified by the LC Provider and, if the LC Provider does so consent, the conditions of such consent (including conditions relating to legal documentation). If the LC
Provider shall not so notify the Applicant and the Trustee, it shall be deemed not to have consented to such request. If the LC Provider decides to extend the LC Expiration Date, the LC Provider shall either (i) issue to the Trustee, in exchange for, and upon receipt of, the then outstanding LC, a substitute letter of credit having terms substantially the same as the then outstanding LC and with a face amount equal to the LC Amount but expiring on the LC Expiration
Date, as so extended or (ii) deliver to the Trustee an amendment to the then outstanding LC to reflect such extension of the LC Expiration Date.

     Section  2.2  Disbursements.  Upon  presentation  by the  Trustee to the LC
Provider of a Certificate of Credit Demand (the "Credit Demand") in the form of Annex A to the LC, and subject to the terms and conditions set forth herein and in the LC, the LC Provider shall make a disbursement (such disbursement being referred to herein as an "LOC Credit Disbursement") at the time, in the manner and to the account specified in the Credit Demand, up to the lesser of (i) the full amount of such Credit demand but in an aggregate amount not exceeding the LC Amount (as defined in the LC) and (ii) the LC Available Amount (the "LC
Available Amount").

     Section 2.3 Reimbursement. The Applicant, jointly and severally, shall pay to the LC Provider on demand on and after each date on which the LC Provider shall pay any LOC Credit Disbursement (i) an amount equal to such LOC Credit
Disbursement plus (ii) interest on any amount remaining unpaid by the Applicant to the LC Provider under clause (i) of this Section 2.3, from the date of such LOC Credit Disbursement until payment in full thereof, at a rate equal to the Alternate Reference Rate plus 2.0%.

"Alternate Reference Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of:

          (i) the rate of interest most recently announced by LC Provider at its principal office in Atlanta, Georgia as its prime rate (it being understood that at any one time there shall exist only one such prime rate so announced), which rate is not necessarily intended to be the lowest rate of interest determined by LC Provider in connection with extensions of credit;
     or

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          (ii) the Federal  Funds Rate most  recently  determined by LC Provider plus 0.50% per annum.

"Federal Funds Rate" means, for any period,  the per annum rate set forth in the
weekly   statistical   release   designated  as  H.15(519),   or  any  successor
publication,  published  by  the  Federal  Reserve  Board  (including  any  such successor,  "H.15(519)")  for such  day  opposite  the  caption  "Federal  Funds
(Effective)."  If on any  relevant  day  such  rate  is  not  yet  published  in
H.15(519),  the rate for  such  day  will be the  rate  set  forth in the  daily statistical  release  designated as the Composite 3:30 p.m.  Quotations for U.S.
Government Securities,  or any successor publications,  published by the Federal
Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m.
Quotations")  for such day under the caption  "Federal Funds Effective Rate." If on any  relevant  day the  appropriate  rate  for such  previous  day is not yet published in either  H.15(519) or the Composite 3:30 p.m.  Quotations,  the rate for such day will be the  arithmetic  mean as  determined  by LC Provider of the rates for the last transaction in overnight Federal funds arranged prior to 9:00
a.m.  (New York  time) on that day by each of three  leading  brokers of Federal funds transactions in New York City selected by LC Provider.

     Section 2.4 Facility Fee. CAILP shall pay to the LC Provider a letter of credit fee (the "Facility Fee"), which Facility Fee shall be due and payable in quarterly installments in arrears (or, if an LC Event of Default has occurred, six months in advance) on the Payment Date following the end of each calendar quarter, with each such installment being in an amount equal to 1.85% (plus, if an LC Event of Default has occurred, 1.0%) per annum of the weighted average LC
Amount (as defined in the LC) during such calendar quarter (computed on the basis of a 360-day year and the actual number of days during such calendar quarter). In addition, CAILP shall pay to the LC Provider any amounts necessary to reimburse the LC Provider for amendment, transfer or drawing costs and miscellaneous expenses and documentary and processing charges in accordance with the LC Provider's standard schedule of such charges in effect at the time of amendment, transfer or drawing, as the case may be, of the LC.

     Section 2.5 No Liability of LC Provider. The Applicant assumes all risks of acts or omissions of the Trustee and any other beneficiary or transferee of the LC with respect to its use of the LC. Neither the LC Provider nor any of its respective employees, officers or directors shall be liable or responsible for:
(a) the use which may be made of the LC or any acts or omissions of the Trustee and any transferee of the LC; (b) the validity or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, fraudulent or forged; (c) payment by the LC Provider against presentation of documents which do not comply with the terms of the LC, including failure of any document to bear any reference or adequate reference to the LC, provided the LC Provider has received a Credit Demand from the Trustee which appears regular on its face; or (d) any other circumstances whatsoever in making or failing to make payment under the LC; provided, however, that the LC
Provider shall be liable to the Applicant, to the extent of any direct, as opposed to consequential, damages suffered by the Applicant which were caused by
(i) the LC Provider's willful misconduct, bad faith or gross negligence in determining whether documents presented under the LC comply with the terms of the LC or (ii) the LC Provider's bad faith or gross negligence in failing to make or willful failure to make lawful payment under the LC after the presentation to the LC Provider by the Trustee of a certificate strictly complying with the terms and conditions of the LC (it being understood that if the Applicant requests the LC Provider to take any action, or fail to take any action, described in clause (i) or (ii) of this Section 2.5, the LC Provider shall not be liable to the Applicant therefor). In furtherance and not in limitation of the foregoing, the LC Provider may accept documents that appear on their face, absent manifest error, to be in order, without responsibility for further investigation.

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     Section 2.6  Surrender of LC.  Provided that the LC Provider is not then in default under the LC by reason of its having wrongfully failed to honor a demand for payment  previously made by the Trustee under the LC, the LC Provider or the
Applicant  shall  instruct the Trustee to surrender the LC to the LC Provider on the  earliest  of (i) the LC  Expiration  Date,  (ii) the  date on which  the LC
Provider honors a Credit Demand equal to the then available LC Amount, and (iii)
the date on which the LC Provider  receives written notice from the Trustee that an alternate  letter of credit or other credit facility has been substituted for the LC.

     Section 2.7 Conditions Precedent to Issuance. The following constitute conditions precedent to the effectiveness of this Agreement and the obligation of the LC Provider to execute and to deliver to the Trustee the LC:

          (a) On the date of execution and delivery of this Agreement and the LC, all representations and warranties of the Applicant contained in this Agreement shall be true and correct in all material respects.

          (b) On the date of the execution and delivery of this Agreement and the LC, and after giving effect to the transactions contemplated by this Agreement and the Indenture, there shall not have occurred a Pay Out Event, a Potential Payout Event, an Event of Default, a Default or a Servicer
     Default.

          (c) The LC Provider shall have received the favorable written opinions of counsel to the Applicant covering such matters as the LC Provider may reasonably request.

          (d) The LC  Provider  shall  have  received  (i) copies of each of the organizational documents of the Applicant,  each certified by the Secretary of State of the State of the Applicant's jurisdiction,  (ii) resolutions of the  Applicant's  general  partners'  Board of  Directors  authorizing  the execution,  delivery  and  performance  of this  Agreement  and  the  other
     Transaction   Documents  to  which  the  Applicant  is  a  party  (and  the procurement  of the LC),  certified as of the Closing Date by an officer of the Applicant,  (iii)  incumbency  certificates of the Applicant's  general partners  with  respect to its  officers,  agents or other  representatives authorized  to  execute  this  Agreement  and (iv)  executed  copies of the
     Transaction  Documents,  together with evidence reasonably  satisfactory to the LC Provider that all  conditions  precedent to the  obligations  of the parties thereunder have been satisfied.

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          (e) The LC  Provider  shall be  satisfied  with the  final  terms  and conditions of the transactions  contemplated  hereby and by the Transaction
     Documents,  including,  without limitation,  all legal aspects thereof; and
     all  documentation  relating  to the  transactions  shall  be in  form  and substance reasonably satisfactory to the LC Provider.

          (f) The LC Provider shall be satisfied with the organizational structure and capitalization of the Applicant.

          (g) On the date of the  execution  and delivery of this  Agreement and the LC,  there  shall be no  action,  suit,  investigation,  litigation  or
     proceeding   pending  against  or,  to  the  knowledge  of  the  Applicant,
     threatened   against  or  affecting  the  Applicant  before  any  court  or arbitrator  or any  governmental  authority  that (A)  would be  reasonably likely to have a Material Adverse Effect with respect to the Applicant,  or
     (B) which in any manner  draws into  question  the  legality,  validity  or enforceability  of this Agreement or any other  Transaction  Document,  the consummation of the  transactions  contemplated  hereby or thereby,  or the ability of any Person to comply with any of the respective  terms hereunder or thereunder.

          (h) All governmental and third party consents, actions, authorizations and approvals necessary in connection with this Agreement, the LC, the Transaction Documents or the transactions contemplated hereby or thereby shall have been obtained (without the imposition of any conditions that are not, in its reasonable judgment, acceptable to the LC Provider) and shall remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon this Agreement or the LC or the transactions contemplated hereby or thereby.

          (i)  The  LC  Provider  shall  have  received  such  other   documents
     (including,  without limitation, an executed copy (or duplicate thereof) of each other Transaction Document)  certificates,  instruments,  approvals or opinions as the LC Provider may reasonably request.

          (j) The Applicant shall have paid the first installment of the Facility Fee.

     Section 2.8 Increased Capital Costs. (a) In the event that the LC Provider shall have determined that the adoption of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by the LC Provider with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction, does or shall have the effect of increasing the amount of capital required to be maintained by the LC Provider with respect to the issuance or maintenance of the LC, then the Applicant, jointly and severally, shall from time to time, within ten days of written notice and demand from the LC Provider, pay to the LC Provider additional amounts sufficient to compensate the LC Provider for the cost of such additional required capital.

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     (b) If by reason of (i) any change in  applicable  law,  regulation,  rule, decree  or  regulatory  requirement  or  any  change  in the  interpretation  or application  by any judicial or  regulatory  authority  of any law,  regulation, rule,  or (ii)  compliance  by the LC Provider  with any  direction,  request or requirement  (whether  or not  having  the  force  of law)  of any  Governmental
Authority or monetary authority including,  without limitation,  Regulation D of the Federal  Reserve  Board as from time to time in effect and any  successor to all or a portion thereof establishing reserve requirements:

     (A) the LC Provider shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Agreement, whether directly or by such being imposed on or suffered by the LC Provider (except for changes in the rate of tax on the overall net income of the LC Provider);

     (B) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of the LC; or

     (C) there shall be imposed on the LC Provider any other condition regarding the LC;

and the result of the foregoing is to directly or indirectly increase the cost to the LC Provider of issuing or maintaining the LC, or to reduce the amount receivable in respect thereof by the LC Provider, then and in any such case the LC Provider may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Applicant and the Applicant shall, jointly and severally, pay, within ten Business Days of demand, such amounts as the LC Provider may reasonably deem to be necessary to compensate the LC Provider for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Reference Rate.

     (c) The determination by the LC Provider of any amount due pursuant to this
Section 2.8 shall be contained in a certificate setting forth the calculation thereof in reasonable detail, which certificate shall be delivered by the LC
Provider to the Applicant and shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

     Section 2.9 Taxes. (a) All payments by the Applicant of principal of, and interest on, LOC Credit Disbursements and all other amounts payable hereunder by the Applicant shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the LC Provider's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Applicant hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Applicant will:

               (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

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               (ii) promptly  forward to the LC Provider an official  receipt or
          other  documentation   reasonably  satisfactory  to  the  LC  Provider
          evidencing such payment to such authority; and

               (iii) pay to the LC Provider such additional amount or amounts as is necessary to ensure that the net amount actually received by the LC
          Provider will equal the full amount the LC Provider would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the LC Provider with respect to any payment received by the LC Provider hereunder, the LC Provider may pay such Taxes and the Applicant shall promptly pay such additional amounts
(including any interest or expenses) as is necessary in order that the net amount received by the LC Provider after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the LC Provider would have received had not such Taxes been asserted.

     (b) If the Applicant fails to pay any Taxes of which the Applicant has received notice when due to the appropriate taxing authority or fails to remit to the LC Provider the required receipts or other required documentary evidence, the Applicant shall, jointly and severally, indemnify the LC Provider for any incremental Taxes, interest or penalties that may become payable by the LC
Provider as a result of any such failure.

     Section 2.10 Obligation Absolute. The obligations of the Applicant under this Agreement and any other agreement or instrument relating to the LC shall be irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the Indenture and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (a) any lack of validity or enforceability of this Agreement, the LC or any other Transaction Document;

          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the obligations of the Applicant in respect of the LC or of the Applicant under any other amendment or waiver of or any consent to departure from all or any of the Transaction Documents;

          (c) the existence of any claim, set-off, defense or other right which the Applicant may have at any time against the Trustee or any other beneficiary or any transferee of the LC (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), or any other person or entity, whether in connection with this Agreement, the transactions contemplated hereby or by any other Transaction
     Document or any unrelated transaction;

          (d) any statement or any other document presented under the LC proven to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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          (e) payment by the LC Provider under the LC against  presentation of a draft or  certificate  which  does  not  comply  with the  terms of the LC, provided that the LC Provider has received a Credit Demand from the Trustee which appears regular on its face;

          (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Applicant in respect of the LC; or

          (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Applicant or a guarantor, but excluding in any event, the bad faith, gross negligence or willful misconduct of the LC Provider and the defense of payment by the Applicant.

     Section 2.11 Events of Default. Upon the occurrence and continuance of any of the following events (herein referred to as a "LC Event of Default"):

          (a) the Applicant shall fail to pay to the LC Provider any unpaid principal amount due and payable by the Applicant under this Agreement in respect of any LOC Credit Disbursement within five Business Days of the date when such amount is due;

          (b) the Applicant shall fail to pay any unpaid interest, fees or other amounts due and payable by the Applicant under this Agreement, within five
     Business Days of the date when such interest, fees or other amounts are due;

          (c) the Applicant shall fail to observe or perform any of the covenants contained in Section 3.2 and, in the case of covenants set forth in Section 3.2(a), such failure shall continue unremedied for the grace period, if any, set forth in the applicable Transaction Documents, and in the case of any other covenant set forth in Section 3.2 such failure shall continue unremedied for thirty (30) days;

          (d)  any  representation,   warranty  or  certification  made  by  the
     Applicant  in this  Agreement or any other  Transaction  Document or in any certificate  delivered  pursuant to this Agreement or any other Transaction
     Document  shall  prove to have been  incorrect  when made  which  continues unremedied  for a period of 30 days  after the date on which the  Applicant has knowledge or notice thereof;

          (e) a final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall have been rendered against the Issuer, the Applicant, any Originator or Parent and the same shall have remained unsatisfied and in effect, without stay of execution, for a period of 30 consecutive days after the period for appellate review shall have elapsed;

          (f) any event of default (not cured or waived within ten (10) Business
     Days) under (A) the Retailer Credit Agreement, (B) any inventory financing agreement between any lender and the Applicant, the Parent or any Seller, or (C) any indenture, credit or loan agreement or other agreement or instrument of any kind pursuant to which Indebtedness of the Applicant, the Parent or Seller in an aggregate principal amount in excess of $1,000,000 is outstanding or by which the same is evidenced, shall have occurred and be continuing;

                                       8

          (g) a Pay Out Event, Servicer Default or Event of Default under the Transaction Documents shall have occurred and be continuing;

then, the LC Provider, may (a) to the extent demand is not otherwise made, by notice to the Applicant and the Trustee declare the principal amounts of all outstanding LOC Credit Disbursements to be due and payable, together with accrued interest thereon and all other sums, payable by the Applicant hereunder whereupon the same shall become due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Applicant and (b) take any other action permitted to be taken by it hereunder, under any other Transaction Document or under applicable law or otherwise.

                                  ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 3.1 Representations and Warranties of the Applicant. In order to induce LC Provider to enter into this Agreement and to issue the LC, the Applicant hereby represents and warrants to the LC Provider as follows:

     (a) Organization and Good Standing, etc. The Applicant has been duly organized and is existing as a limited partnership in good standing under the laws of the State of Texas, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Applicant is duly licensed or qualified to do business as a foreign limited partnership and the Applicant is in good standing in the jurisdiction where its principal place of business and chief executive office are located and in each other jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

     (b) Power and Authority; Due Authorization. The Applicant has (a) all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Agreement, and (ii) to borrow on the terms and subject to the conditions herein provided, and (b) duly authorized, by all necessary corporate or partnership action (as applicable), the execution, delivery and performance of this Agreement.

     (c) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the certificate of limited partnership or partnership agreement of the Applicant or the certificate or articles of incorporation or organization or by-laws of the Applicant's general partner, or (ii) any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Applicant is a party or by which it or any of its properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, or (c) violate any law or any order, rule, or regulation applicable to the Applicant or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Applicant or any of its properties.

     (d) Validity and Binding Nature. This Agreement is the legal, valid and binding obligation of the Applicant enforceable against the Applicant in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

     (e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body required for the due execution, delivery or performance by the Applicant of this Agreement remains unobtained or unfiled.

     (f) Financial Condition. Since January 31, 2002, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

     (g) Accuracy of Information. All factual written information heretofore or contemporaneously furnished by the Applicant to LC Provider for purposes of or in connection with this Agreement is, and all other such factual, written information hereafter furnished by the Applicant to LC Provider pursuant to or in connection with this Agreement will be, true and accurate in every material respect on the date as of which such information is dated or certified. No information contained in any report or certificate delivered pursuant to this Agreement shall be incomplete by omitting to state a material fact or any fact necessary to make the statements contained therein not misleading on the date as of which such information is dated or certified.

     (h) No Actions, Suits. There are no actions, suits or other proceedings (including matters relating to environmental liability) pending or, to its knowledge, threatened against or affecting the Applicant or any of its respective properties, by or before any governmental authority which, if adversely determined (individually or in the aggregate), may have a material adverse effect on the financial condition of the Applicant.

     Section 3.2 Covenants of the Applicant. So long as the LC has not expired or any amount is owing to the LC Provider hereunder, the Applicant agrees that, unless at any time the LC Provider shall otherwise expressly consent in writing, it will:

          (a) Transaction Documents. Comply with all covenants of the Applicant set forth in the other Transaction Documents to which it is a party.

          (b) Reporting Requirements. Furnish, or cause to be furnished, to the LC Provider:

               (i) Audit Report. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Parent, a balance sheet of Parent as of the end of such year and statements of income and retained earnings and of source and application of funds of Parent, along with consolidating statements, for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification in a manner satisfactory to the Trustee by Ernst & Young or other nationally recognized independent public accountants acceptable to the Trustee, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of Parent, which audit was conducted in accordance with GAAP, such accounting firm has obtained no knowledge that an Event of Default, Default, Pay Out Event or Potential Pay Out Event has occurred and is continuing, or if, in the opinion of such accounting firm, such an Event of Default, Default, Pay Out Event or Potential Pay Out Event has occurred and is continuing, a statement as to the nature thereof;

               (ii) Quarterly Statements. As soon as available and in any event within forty five (45) days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of Parent, certified by the Responsible Officer of Parent (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by a Conn Officer's Certificate to the effect that no Event of Default, Default, Pay Out Event or Potential Pay Out Event has occurred and is continuing

               (iii) Notice of Default. Immediately, and in any event within one
          (1) Business Day after the Applicant obtains knowledge of any Pay Out Event, Potential Pay Out Event, Servicer Default, Event of Default, Default or LC Event of Default, the Applicant shall give the LC Provider notice thereof, together with a written statement of the principal financial officer of the Applicant setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Applicant; and

               (iv) Other. Promptly, from time to time, such other information, documents, or reports respecting the condition or operations, financial or otherwise, of the Applicant as the LC Provider may from time to time reasonably request in order to protect the interests of the LC Provider or the Trustee under or as contemplated by this Agreement or any other Transaction Document.

          (c) Financial Covenants. Parent shall maintain a consolidated net worth of at least $30,000,000.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1 Payments. (a) Unless otherwise specified herein, all payments to the LC Provider hereunder shall be made in lawful currency of the United States and in immediately available funds prior to 1:00 p.m. (Atlanta, Georgia time) on the date such payment is due by wire transfer to SunTrust Capital Markets, Inc. (on behalf of the LC Provider), ABA No. 061000104, Account No. 8801898605, Reference: Conn Funding II, L.P., Attn.: STCM Accounting Department, or to such other office or account maintained by the LC Provider as the LC Provider may direct.

     (b) Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, commissions or fees, if any, in connection with such payment.

     Section 4.2 Expenses. The Applicant agrees to pay all costs and expenses incurred by the LC Provider (including, without limitation, reasonable attorneys' fees and expenses), if any, in connection with the preparation, execution and delivery, enforcement, amendment or waiver of the obligations of the Applicant under this Agreement or any other Transaction Document or any other agreement furnished pursuant hereto or in connection herewith or in connection with any negotiations arising out of any LC Event of Default or any events or circumstances that may give rise to an LC Event of Default and with respect to presenting claims in or otherwise participating in any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any ancillary proceedings. In addition, the Applicant shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the LC and any such other documents, and agrees to hold the LC Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 4.3 Indemnity. The Applicant agrees to indemnify and hold harmless the LC Provider and, in their capacities as such, officers, directors, shareholders, affiliates, controlling persons, employees, agents and servants of the LC Provider, from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the LC Provider may incur or which may be claimed against the LC Provider by any person whatsoever (including fees and expenses of counsel) in each case arising out of or by reason of or in connection with, or in connection with the preparation of a defense of, any investigation, litigation or proceeding arising out of, relating to or in connection with the execution and delivery of, or payment of any amount payable by the Applicant under, the LC or this Agreement or any other Transaction Document or any acts or omissions of the Applicant in connection herewith or therewith, or any transactions contemplated hereby or thereby (whether or not consummated), or any inaccuracies or alleged inaccuracies in any material respect or any untrue statement or alleged untrue statement of the Applicant contained or incorporated by reference in each Transaction Document, except to the extent that such claim, damage, loss, liability, cost or expense is caused by the willful misconduct, bad faith or gross negligence of the LC Provider.

     Section 4.4 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and addressed, delivered or transmitted to such party at its address or facsimile number set forth on the signature page hereof, or at such other address or facsimile number, as the case may be, as such party may hereafter specify for the purpose by notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service shall be deemed given when received; any notice, if transmitted by telecopier, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission. Each such notice, request or communication shall be effective when received at the address or facsimile number specified on the signature page hereof (or such other address or facsimile number specified pursuant to this Section 4.4).

     Section 4.5 Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER MAY NOT BE CHANGED ORALLY BUT ONLY BY AN INSTRUMENT IN WRITING SIGNED BY EACH PARTY HERETO AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, ABSOLUTELY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LC PROVIDER OR THE APPLICANT IN CONNECTION HEREWITH OR THEREWITH. THE APPLICANT ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LC PROVIDER ENTERING INTO THIS AGREEMENT AND EACH SUCH TRANSACTION DOCUMENT TO WHICH IT IS A PARTY.

     Section 4.6 Waivers. Neither any failure nor any delay on the part of the LC Provider in exercising any right, power or privilege hereunder or under the LC or any other Transaction Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. No provision of this Agreement shall be waived, amended or supplemented except by a written instrument executed by the parties hereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 4.7 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 4.8 Term. This Agreement shall remain in full force and effect until the reimbursement of all LOC Credit Disbursements by the Applicant and the payment by the Applicant of all other amounts payable hereunder, notwithstanding the earlier termination of the LC.

     Section 4.9 Successors and Assigns. This Agreement shall be binding upon the LC Provider and its successors and assigns and the Applicant and its successors and assigns; provided, however, that the Applicant may not transfer or assign any of its obligations, rights, or interests hereunder without the prior written consent of the LC Provider; provided, further, that the LC Provider may at any time grant participations to any other Person, in all or part of its obligations under the LC and its rights under this Agreement. The LC Provider hereby acknowledges and agrees that any such disposition will not alter or affect the LC Provider's direct obligations to the Trustee, and that the
Applicant shall not have any obligations to have any communication or relationship with any participant in order to enforce such obligations of the LC Provider hereunder and under the LC.

     Section 4.10 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

     Section 4.11 Further Assurances. The Applicant agrees to do such further acts and things and to execute and deliver to the LC Provider such additional assignments, agreements, powers and instruments as are reasonably required by the LC Provider to carry into effect the purposes of this Agreement or to better assure and confirm unto the LC Provider its rights, powers and remedies hereunder.

     Section 4.12 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Applicant in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by the LC Provider or on its behalf and shall continue so long as and until such time as all obligations hereunder and under the other Transaction Documents shall have been paid in full. The obligations of the Applicant under Sections 4.1, 4.2 and 4.3 shall in each case survive any termination of this Agreement, the payment in full of all obligations hereunder or under any other Transaction Document and the termination of the LC.

     Section 4.13 Obligation. The LC Provider and the Applicant each understands and agrees that the LC is irrevocable and the obligations of the LC Provider as issuer thereof shall be unaffected by any default hereunder, including, without limitation any failure to pay the Facility Fee. Neither the failure of the Applicant (or any person or organization acting on its behalf) or the Trustee to take any action (whether required hereunder or otherwise), nor any action taken by the Applicant shall be asserted by the LC Provider as a defense to payment under the LC (except for the failure of any documents presented thereunder to comply with the terms of the LC) or as the basis of a right of setoff by the LC Provider against its obligations to make any such payment.

     Section 4.14 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 4.15 No Bankruptcy Petition Against the Issuer. The LC Provider by entering into this Agreement hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note and the termination of the Indenture, it will not institute against, or join with any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligation relating to the Notes, the Indenture or any of the Transaction Documents. In the event that the LC Provider takes action in violation of this Section 4.15, the Issuer shall file an answer with the bankruptcy court contesting the filing of such a petition by the LC Provider against the Issuer or the commencement of such action and raising the defense that the LC Provider has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 4.15 shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by the LC Provider in the assertion or defense of its claims in any such proceeding involving the Issuer.

     IN WITNESS WHEREOF, the Applicant and the LC Provider have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                       CAI, L.P.

                                       By: Conn Appliances, Inc., its general
                                           partner


                                       By:       /s/ Thomas J. Frank
                                          --------------------------------------
                                       Name:     Thomas J. Frank
                                                 -------------------------------
                                       Title:    CEO and Chairman of the Board
                                                 -------------------------------

                                       CAI, L.P.
                                       3295 College Street
                                       Beaumont, Texas  77701
                                       Attention: David Atnip
                                       Facsimile:  (409) 839-4609



                                       CONN FUNDING II, L.P.

                                       By: Conn Funding II GP, L.L.C., its
                                           general partner


                                       By:       /s/ David R. Atnip
                                          --------------------------------------
                                       Name:     David R. Atnip
                                                 -------------------------------
                                       Title:    Secretary / Treasurer
                                                 -------------------------------

                                       Conn Funding II, L.P.
                                       3295 College Street
                                       Beaumont, Texas  77701
                                       Attention: David Atnip
                                       Facsimile:  (409) 839-4609



                                   Annex C-1

                                       SUNTRUST BANK



                                       By:       /s/ R. Lee McCrary, Jr.
                                          --------------------------------------
                                       Name:     R. Lee McCrary, Jr.
                                                 -------------------------------
                                       Title:    Vice-President
                                                 -------------------------------

                                       SunTrust Bank
                                       25 Park Place
                                       Atlanta, GA 30303-3706
                                       Attention:  Lee McCrary
                                       Facsimile:  (404) 588-8129



                                       2